Exhibit 10.2

PARTIAL RELEASE OF COLLATERAL

This Partial Release of Collateral (this “Release”) is made as of June 21, 2009 among Alpha Capital Anstalt (“Alpha”), Whalehaven Capital Fund, Ltd. (“Whalehaven”) (Alpha and Whalehaven collectively referred to as the “Subscribers”) and One Voice Technologies, Inc. (the “Company”).  Capitalized terms used herein shall have the meanings assigned to such terms in the Security Agreement (defined below).

1. Reference is hereby made to the Security Agreement dated as of February 16, 2006, (the “Security Agreement”) among the Subscribers and the Company, creating a security interest in certain assets of the Company to secure payment of Company’s obligations under certain notes issued by the Company to the Subscribers.  The Subscribers’ security interest under the Security Agreement applies to all of the Company’s assets, including any and all proceeds generated by the assets.

2. The Company desires to enforce its intellectual property rights regarding the assets listed on Schedule 1 hereto (the “IP Assets”).  The Company intends to retain counsel (the “Attorney”) to review the IP Assets and, if appropriate, commence litigation against any party infringing on the Company’s intellectual property rights in the IP Assets (the “Enforcement Actions”).

3. The Company and Subscribers hereby agree that if the Enforcement Actions are successful and the Company receives payment in connection therewith such proceeds shall be distributed in the following order:

a.	First, any proceeds shall be used to satisfy all obligations under any notes issued by the Company to the Subscribers (the “Notes”);

b.
After, all amounts due under the Notes have been indefeasibly paid, any remaining proceeds shall be used to pay any accrued past due salary the Company owes to its employees, as described on Schedule 2 hereto;

c.	Thereafter, any remaining proceeds shall be distributed 50% to the Company 25% to Alpha and 25% to Whalehaven.

4. The Subscribers agree that so long as no Event of Default under the Notes related to non-delivery of shares upon the, conversion of notes or exercise of warrants, non-delivery of replacement notes or replacement warrants bankruptcy, judgments, or non-payment of debts occurs and provided no claims are made against the Company that would affect the Subscribers’ rights to the Company’s assets the Subscribers will not accelerate the maturity date of the Notes.

5. Upon the Attorney’s execution of the Acknowledgment and Undertaking, below the Subscribers release and discharge any and all lien, right, title, or interest that they have in or upon the IP Assets for the limited purpose of prosecuting the Enforcement Actions.

6. Entire Agreement; Amendments.  The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7. Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Seller and the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

8. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Seller may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers.

9. No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10. Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery).  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

11. Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

12. Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Release to be executed by their duly authorized officers as of the date first above written.

ONE VOICE TECHNOLOGIES, INC.

___________________________________
By: Dean Weber
Its: CEO

ALPHA CAPITAL ANSTALT	WHALEHAVEN CAPITAL FUND, LTD.

___________________________	____________________________________
By: Konrad Ackerman	By: Brian Mazzella
Its: Director	Its: CFO

ACKNOWLEDGEMENT and UNDERTAKING

__________ (the “Attorney”) acknowledges the foregoing Partial Release of Collateral dated June __, 2009 (the “Release”), and acknowledges the Subscribers’ rights to any funds received by the Attorney in connection with the Enforcement Actions.  Additionally, Attorney agrees to disburse any funds he receives on behalf of the Company in accordance with Section 3 of the Release.

ATTORNEY

____________________________________
By:
Its: